As filed with the Securities and Exchange Commission on September 14, 1998 Commission File No. 333-57711

--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                              --------------------



                                 AMENDMENT NO. 3
                                  TO FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        PARADIGM MEDICAL INDUSTRIES, INC.
                 (Name of small business issuer in its charter)

          Delaware                          3841                    87-0459536
   (State of jurisdiction of      (Primary Standard Industrial  (I.R.S. Employer
 incorporation or organization     Classification Code Number)    Identification
                                                                      Number)

                          1127 West 2320 South, Suite A
                           Salt Lake City, Utah 84119
                                 (801) 977-8970
  (Address and telephone number of registrant's principal executive offices and principal place of business)


                           Thomas F. Motter, President
                          1127 West 2320 South, Suite A
                           Salt Lake City, Utah 84119
                                 (801) 977-8970
            (Name, address and telephone number of agent for service)

                             ----------------------


                                   Copies to:


                             Randall A. Mackey, Esq.
                             Mackey Price & Williams
                        170 South Main Street, Suite 900
                         Salt Lake City, Utah 84101-1655
                            Telephone: (801) 575-5000


                    Approximate date of proposed sale to the
              public: As soon as practicable after the Registration
                          Statement becomes effective.

                             -----------------------



      If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), check the following box. |X|


      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement for the same offering. o


      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. o


      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. o

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers

         Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceedings, whether civil, criminal, administrative or investigative (other than action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his or her duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred.

         In accordance with the Delaware Law, the Certificate of Incorporation of the Company contains a provision to limit the personal liability of the directors of the Company for violations of their fiduciary duty. This provision eliminates each director's liability to the Registrant or its stockholders for monetary damages except (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or
(iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

         The Company may not indemnify an individual unless authorized and a determination is made in the specific case that indemnification of the individual is permissible in the circumstances because his or her conduct was in good faith, he or she reasonably believed that his or her conduct was in, or not opposed to, the Company's best interests and, in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. The Company may not advance expenses to an individual to whom the Company may ultimately be responsible for indemnification unless authorized in the specific case after the individual furnishes the following to the Company: a written affirmation of his or her good faith belief that his or her conduct was in good faith, that he or she reasonably believed that his or her conduct was in, or not opposed to, the Company's best interests and, in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful and (2) the individual furnishes to the Company a written undertaking, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct referenced in part (1) of this sentence. In addition to the individual furnishing the aforementioned written affirmation and undertaking, in order for the Company to advance expenses, a determination must also be made that the facts then- known to those making the determination would not preclude indemnification.

         All determinations relative to indemnification must be made as follows:
(1) by the Board of Directors of the Company by a majority vote of those present at a meeting at which a quorum is present, and only those directors not parties to the proceeding shall be counted in satisfying the quorum requirement; or (2) if a quorum cannot be obtained as contemplated in part (1) of this sentence, by a majority vote of a committee of the Board of Directors designated by the Board of Directors of the Company, which committee shall consist of two or more directors not parties to the proceeding, except that directors who are parties to the proceeding may participate in the designation of directors for the committee; or (3) by special legal counsel selected by the Board of Directors or its committee in the manner prescribed in part (1) or part (2) of this sentence (however, if a quorum of the Board of Directors cannot be obtained under part (1) of this sentence and a committee cannot be designated under part (2) of this sentence, then a special legal counsel shall be selected by a majority vote of the full board of directors, in which selection directors who are parties to the proceeding may participate); or (4) by the shareholders, by a majority of the votes entitled to be cast by holders of qualified shares present in person or by proxy at a meeting.

         The Company has also entered into Indemnification Agreements with its executive officers and directors. These Indemnification Agreements are substantially similar in effect to the Bylaws and the provisions of the Company's Certificate of Incorporation relative to providing indemnification to the maximum extent and in the manner permitted by the Delaware General Corporation Law. Additionally, such Indemnification Agreements contractually bind the Company with respect to indemnification and contain certain exceptions to indemnification, but do not limit the indemnification available pursuant to the Company's Bylaws, the Company's Certificate of Incorporation or the Delaware General Corporation Law.

Item 25.  Other Expenses of Issuance and Distribution

         The following table sets forth the expenses payable by the Company in connection with the issuance and distribution of the securities being registered, other than underwriting discount (all amounts except the Securities and Exchange Commission filing fee and the NASD fee are estimated):

         Filing fee--Securities and Exchange Commission.......         $   1,400
         NASD fee.............................................             2,000
         Printing and engraving expenses......................             7,500
         Legal fees and disbursements.........................            15,000
         Accounting fees and disbursements....................            10,000
         Blue Sky fees and expenses (including legal fees)....            10,000
         Miscellaneous........................................             1,100
                                                                       ---------
         Total expenses.......................................         $  47,000
                                                                       =========

Item 26.  Recent Sales of Unregistered Securities

     The following information is furnished with regard to all issuances of unregistered shares of the Company's securities during the past three years. Each of the following transactions was exempt from under the Securities Act by virtue of the provisions of Section 4(2) of the Securities Act and, where indicated, by either Rule 504 or 505 of Regulation D promulgated under the Securities Act.

     None of the following transactions involved a distribution or public offering. All share and per share information presented below have been adjusted to give retroactive effect to a 1-for-7.96 reverse stock split, which was approved in April 1993 and a 1-for-5 reverse stock split, which was approved in April 1994.

(8)    Series B Preferred Stock

     During the period from May 27, 1994 to September 18, 1995, the Company sold a total of 493,000 shares of its Series B Preferred Stock to 43 persons (all of whom were accredited investors), through a private placement under Rule 505 of Regulation D promulgated under the Securities Act at a price of $4.00 per share. The Company received $1,972,000 in cash as a result of the private placement transaction and paid $318,880 in commissions and expenses. The persons purchasing shares of Series B Preferred Stock during the past three years through the private placement are identified below in this Part I of Item 26, "Recent Sales of Unregistered Securities."

     A. On or about September 18, 1995, the Company issued 40,000 shares of Series B Preferred Stock to Jaswant Singh and Debra B. Pannu, accredited investors, in consideration for a $160,000 cash investment. The Company subsequently provided Jaswant Singh and Debra B. Pannu with a rescission offer to repurchase all of their Series B Preferred Shares at a price of $4.00 per share plus interest from the date the shares were purchased. The Company relied upon a state exemption and federal registration in connection with the rescission offer to Mr. Singh and Ms. Pannu. See "Risk Factors - Rescission Offer to Series B Preferred Shareholders."

     B. The Company issued 6,017 shares of its Series B Preferred on January 8, 1996 as a stock dividend to Series B Shareholders of record as of December 31, 1994.

     C. The Company also issued the individual broker/dealers of First Associated Securities Group, Inc. warrants to purchase 21,525 shares of the Company's Common Stock in partial compensation for their services in connection with the private placement of Series B Preferred Stock.

II.  Bridge Notes and Warrants

     During the period from December 1995 to February 21, 1996, the Company sold a total of 23 Units to the 14 investors identified below in this Part II of Item 26, "Recent Sales of Unregistered Securities" (13 of whom were accredited investors; the only non-accredited investor was Barbara Bean Hemmer, the wife of John W. Hemmer, Vice President of Finance, Treasurer, Chief Financial Officer and a director of the Company) and issued one Unit to Win Capital Corp. ("Win"), an accredited investor, for services through a private placement transaction under Section 4(2) of the Securities Act, each Unit consisting of a $25,000 promissory note and Warrants to purchase 12,500 shares of Common Stock at $3.33 per share. The Company received $575,000 in cash as a result of this private placement transaction.

     A. Effective as of December 28, 1995, the Company issued one Unit to Ronald
S. Aronson for a cash investment of $25,000.

     B. Effective as of December 28, 1995 and January 8, 1996, respectively, the Company issued two Units to Barbara Bean Hemmer, the wife of one of the Company's directors, for a cash investment of $50,000.

     C. Effective as of December 28, 1996 and February 1, 1996, respectively, the Company issued two Units to How- Mar, Inc. for a cash investment of $50,000.

     D.  Effective as of January 8, 1995,  the Company issued two Units to Hyman
L. Federman for a cash investment of $50,000.

     E. Effective as of January 10, 1996, the Company issued one Unit to H. Douglas Barclay for a cash investment of $25,000.

     F. Effective as of January 12, 1996, the Company issued six Units to Hi Chicago Trust, Burton W. Kanter, Trustee, for a cash investment of $150,000.

     G.  Effective  as of January 25, 1996,  the Company  issued one Unit to Win
Capital Corp. in consideration for investment banking services that Win performed for the Company and for Win's relinquishment of its contractual rights concerning the performance of certain additional services for the Company.

     H. Effective as of February 1, 1996, the Company issued one Unit to Gregory Lavin for a cash investment of $25,000.

     I. Effective as of February 6, 1996, the Company issued one Unit to Miles and Elayne Federman for a cash investment of $25,000.

     J. Effective as of February 6 and 20, 1996, respectively, the Company issued a total of two Units to David Feinsilver for a total cash investment of $50,000.

     K. Effective as of February 7, 1996, the Company issued one Unit to Michael
C. Smatt for a cash investment of $25,000.

     L. Effective as of February 19, 1996, the Company issued one Unit to George
J. Barenholtz and Barbara A. Litwinka for a cash investment of $25,000.

     M. Effective as of February 28, 1996, the Company issued a total of three Units to William C. Fitzhugh, a director of the Company; B. Michael Pisani; and Cardinal Resources, Inc. for a total cash investment of $75,000.

III. 12% Convertible, Redeemable Promissory Notes

     During the period from October 24, 1997 to December 8, 1998, the Company sold a total of 21.4 Units of 12% Convertible, Redeemable Promissory Notes to the 23 persons identified below in this Part III of Item 26, "Recent Sales of Unregistered Securities" (all of whom were accredited investors), through a private placement under Rule 505 of Regulation D promulgated under the Securities Act at a price of $50,000 per Unit, each Unit consisting of a $50,000 Unsecured 12% Convertible, Redeemable Promissory Note. The Company received $1,070,000 in cash as a result of the private placement transaction and paid $128,400 in commissions and expenses to Win Capital Corp., the exclusive placement agent of the offering.

     A. On December 8, 1997, the Company issued one Unit to Continental Stock Transfer Corp. for a cash investment of $50,000.

     B. On December 8, 1997, the Company issued one Unit to Robert L. Frome for a cash investment of $50,000.

     C. On December 8, 1997, the Company issued two Units to Ronald A. Balkin, M.D. and Karen A. Balkin, JTWROS for a cash investment of $100,000.

     D. On December 8, 1997, the Company issued two Units to Michael Associates for a cash investment of $100,000.

     E. On December 8, 1997, the Company issued .50 Unit to Mark S. Richardson for a cash investment of $25,000.

     F. On December 8, 1997, the Company issued .30 Unit to Mark E. Cozens for a cash investment of $15,000.

     G. On December 8, 1997, the Company issued .50 Unit to Michael L. Salamone for a cash investment of $25,000.

     H. On December 8, 1997, the Company issued .70 Unit to Premier Alliance Group, Inc. for a cash investment of $35,000.

     I. On December 8, 1997, the Company issued .50 Unit to Gary W. Hammond for a cash investment of $25,000.

     J. On December 8, 1997, the Company issued .50 Unit to Jeffrey A. Strack and Penny Strack, JTROS for a cash investment of $25,000.

     K. On December 8, 1997, the Company issued .50 Unit to J. Michael Smith for a cash investment of $25,000.

     L. On December 8, 1997, the Company issued .50 Unit to Eileen M. O'Dea for a cash investment of $25,000.

     M. On December 8, 1997, the Company issued .40 Unit to Irwin W. Messer and Alexandra S. Urdang, JTWROS for a cash investment of $20,000.

     N. On December 8, 1997, the Company issued .50 Unit to Sheila Sandman for a cash investment of $25,000.

     O. On December 8, 1997, the Company issued one Unit to Joseph Aufiero for a cash investment of $50,000.

     P. On December 8, 1997, the Company issued one Unit to Ted Levine for a cash investment of $50,000.

     Q. On December 8, 1997, the Company issued .50 Unit to B. Michael Pisani for a cash investment of $25,000.

     R. On December 8, 1997, the Company issued one Unit to Alfred J. Riccairdi and Joseph Riccairdi, JTWROS and for a cash investment of $50,000.

     S. On December 8, 1997, the Company issued two Units to R.F. Lafferty Profit Sharing Plan FBO Henry Hackel for a cash investment of $100,000.

     T. On December 8, 1997, the Company issued one Unit to Rose W. Zee for a cash investment of $50,000.

     U. On December 8, 1997, the Company issued .50 Unit to Patrick F. Vetere, M.D. and Linda A. Vetere JTWROS for a cash investment of $25,000.

     V. On December 8, 1997, the Company issued two Units to MLPF&S Tax ID 13-3180817 FBO Dr. Joseph Nemeth IRA for a cash investment of $100,000.

     W. On December 8, 1997, the Company issued 1.5 Units to Bill L. Trahan for a cash investment of $75,000.

IV.  Series C Preferred Stock

     During the period from February 2, 1998 to April 11, 1998, the Company sold a total of 20,300 shares of Series C Preferred Stock to the 58 persons identified below in this part IV. of Item 26, "Recent Sales of Unregistered Securities" (all of whom were accredited investors) through a private placement under Rule 505 of Regulation D promulgated under the Securities Act at a price of $100.00 per share. The Company received $2,003,000 in cash as a result of the private placement transaction and paid $235,360 in commissions and expenses to Win Capital Corp., the exclusive placement agent of the offering.

     A. On March 4, 1998, the Company issued 125 shares of Series C Preferred Stock to Robert M. Ball for a cash investment of $12,500.

     B. On March 4, 1998, the Company issued 100 shares of Series C Preferred Stock to Robert J. Braig for a cash investment of $10,000.

     C. On March 4, 1998, the Company issued 150 shares of Series C Preferred Stock to Thomas W. Brake for a cash investment of $15,000.

     D. On March 4, 1998, the Company issued 250 shares of Series C Preferred Stock to Craig S. Brewer for a cash investment of $25,000.

     E. On March 4, 1998, the Company issued 200 shares of Series C Preferred Stock to Consolidated Management Services, Inc. for a cash investment of $20,000.

     F. On March 4, 1998, the Company issued 200 shares of Series C Preferred Stock to Michael Demayo for a cash investment of $20,000.

     G. On March 4, 1998, the Company issued 125 shares of Series C Preferred Stock to C. Richard Dobson for a cash investment of $12,500.

     H. On March 4, 1998, the Company issued 750 shares of Series C Preferred Stock to Robert L. Frome for a cash investment of $75,000.

     I. On March 4, 1998, the Company issued 100 shares of Series C Preferred Stock to Steven F. Gallop and Karen M. Gallop, JTWROS for a cash investment of $10,000.

     J. On March 4, 1998, the Company issued 100 shares of Series C Preferred Stock to William A. Gantz and Carol A. Gantz, JTWROS for a cash investment of $10,000.

     K. On March 4, 1998, the Company issued 100 shares of Series C Preferred Stock to John A. Grue for a cash investment of $10,000.

     J. On March 4, 1998, the Company issued 250 shares of Series C Preferred Stock to Edward G. Hammond for a cash investment of $25,000.

     L. On March 4, 1998, the Company issued 750 shares of Series C Preferred Stock to Hi-Tel Group, Inc. for a cash investment of $75,000.

     M. On March 4, 1998, the Company issued 100 shares of Series C Preferred Stock to Rommie L. Honeycutt for a cash investment of $10,000.

     N. On March 4, 1998, the Company issued 100 shares of Series C Preferred Stock to Roy Lee Hounshell for a cash investment of $10,000.

     O. On March 4, 1998, the Company issued 100 shares of Series C Preferred Stock to Samuel C. Houser and Robin B. Houser, JTWROS for a cash investment of $10,000.

     P. On March 4, 1998, the Company issued 100 shares of Series C Preferred Stock to Randy N. Humphrey for a cash investment of $10,000.

     Q. On March 4, 1998, the Company issued 200 shares of Series C Preferred Stock to Jerry R. King for a cash investment of $20,000.

     R. On March 4, 1998, the Company issued 200 shares of Series C Preferred Stock to Terry F. King for a cash investment of $20,000.

     S. On March 4, 1998, the Company issued 100 shares of Series C Preferred Stock to Shannon E. Miller and Shannon S. Miller, JTWROS for a cash investment of $10,000.

     T. On March 4, 1998, the Company issued 1,000 shares of Series C Preferred Stock to Joseph R. Nemeth for a cash investment of $100,000.

     U. On March 4, 1998, the Company issued 1,000 shares of Series C Preferred Stock to Dr. Joseph Nemeth, IRA for a cash investment of $100,000.

     V. On March 4, 1998, the Company issued 100 shares of Series C Preferred Stock to Christopher C. Northey for a cash investment of $10,000.

     W. On March 4, 1998, the Company issued 500 shares of Series C Preferred Stock to Eileen M. O'Dea for a cash investment of $75,000.

     X. On March 4, 1998, the Company issued 100 shares of Series C Preferred Stock to Laurence Leon Olive for a cash investment of $10,000.

     Y. On March 4, 1998, the Company issued 200 shares of Series C Preferred Stock to John D. Phillips, Jr. for a cash investment of $20,000.

     Z. On March 4, 1998, the Company issued 100 shares of Series C Preferred Stock to Richard D. Poling for a cash investment of $10,000.

     AA. On March 4, 1998, the Company issued 150 shares of Series C Preferred Stock to Feliciano Sergio Sabates, III for a cash investment of $15,000.

     BB. On March 4, 1998, the Company issued 100 shares of Series C Preferred Stock to Claude W. Savage and Jean G. Savage, JTWROS for a cash investment of $10,000.

     CC. On March 4, 1998, the Company issued 100 shares of Series C Preferred Stock to Gregg Stokes for a cash investment of $10,000.

     DD. On March 4, 1998, the Company issued 1,000 shares of Series C Preferred Stock to TSP Associates, Inc. for a cash investment of $100,000.

     EE. On March 4, 1998, the Company issued 130 shares of Series C Preferred Stock to William E. Webb, III for a cash investment of $13,000.

     FF. On March 4, 1998, the Company issued 500 shares of Series C Preferred Stock to Artas Corporation for a cash investment of $50,000.

     GG. On March 4, 1998, the Company issued 500 shares of Series C Preferred Stock to United Growth Fund, Inc. Profit Sharing Plan for a cash investment of $50,000.

     HH. On March 4, 1998, the Company issued 250 shares of Series C Preferred Stock to Sterling Capital LLC for a cash investment of $25,000.

     II. On March 4, 1998, the Company issued 250 shares of Series C Preferred Stock to John W. Hemmer and Barbara Bean Hemmer, JTWROS for a cash investment of $25,000.

     JJ. On March 4, 1998, the Company issued 250 shares of Series C Preferred Stock to Gregory J. Lavin for a cash investment of $25,000.

     KK. On March 4, 1998, the Company issued 250 shares of Series C Preferred Stock to Robert W. Millar for a cash investment of $25,000.

     LL. On March 4, 1998, the Company issued 250 shares of Series C Preferred Stock to Thomas F. Motter for a cash investment of $25,000.

     MM. On March 4, 1998, the Company issued 500 shares of Series C Preferred Stock to Marc N. Rubin for a cash investment of $50,000.

     NN. On March 4, 1998, the Company issued 300 shares of Series C Preferred Stock to Thomas R. Wolf and Erica P. Wolf, JTWROS for a cash investment of $30,000.

     OO. On March 4, 1998, the Company issued 250 shares of Series C Preferred Stock to Dr. Thomas R. Wolf, SEP IRA for a cash investment of $25,000.

     PP. On March 4, 1998, the Company issued 2,500 shares of Series C Preferred Stock to Canadian Advantage Limited Partnership for a cash investment of $250,000.

     QQ. On March 4, 1998, the Company issued 300 shares of Series C Preferred Stock to Paul N. Davis for a cash investment of $30,000.

     RR. On March 4, 1998, the Company issued 1,000 shares of Series C Preferred Stock to RF Lafferty & Co. Profit Sharing Plan FBO Henry Hackel for a cash investment of $100,000.

     SS. On March 4, 1998, the Company issued 500 shares of Series C Preferred Stock to Roger Newman for a cash investment of $50,000.

     TT. On March 4, 1998, the Company issued 250 shares of Series C Preferred Stock to Samuel Richman for a cash investment of $25,000.

     UU. On March 4, 1998, the Company issued 250 shares of Series C Preferred Stock to Jeffrey Zarry Schwartz for a cash investment of $25,000.

     VV. On March 4, 1998, the Company issued 500 shares of Series C Preferred Stock to Richard C. Siskey for a cash investment of $50,000.

     WW. On March 4, 1998, the Company issued 250 shares of Series C Preferred Stock to Jeffrey G. Straus for a cash investment of $25,000.

     XX. On March 4, 1998, the Company issued 500 shares of Series C Preferred Stock to Wight Investment for a cash investment of $50,000.

     YY. On March 4, 1998, the Company issued 250 shares of Series C Preferred Stock to Michael W. Stelzer and Paula J. Stelzer, JTWROS for a cash investment of $25,000.

     ZZ. On March 4, 1998, the Company issued 500 shares of Series C Preferred Stock to Patrick Kolenik - IRA for a cash investment of $50,000.

      AAA. On March 4, 1998, the Company issued 500 shares of Series C Preferred Stock to Patrick Kolenik and Dolores Kolenik, JTWROS for a cash investment of $50,000.

     BBB. On March 4, 1998, the Company issued 250 shares of Series C Preferred Stock to Roger C. Husted for a cash investment of $25,000.

     CCC. On March 4, 1998, the Company issued 1,000 shares of Series C Preferred Stock to Lincoln Trust Company FBO Michael B. Limberg, M.D. for a cash investment of $100,000.

     DDD. On April 6, 1998, the Company issued 300 shares of Series C Preferred Stock to Charles F. Trapp for a cash investment of $35,000.

    EEE. On March 4, 1998, the Company issued 500 shares of Series C Preferred Stock to BCN Associates for a cash investment of $50,000.

     FFF. On March 4, 1998, the Company issued 250 shares of Series C Preferred Stock to Charles R Thompson, Jr., M.D. for a cash investment of $25,000.

    GGG. On March 4, 1998, the Company issued 500 shares of Series C Preferred Stock to Continental Stock Transfer & Trust for a cash investment of $50,000.

     HHH. On March 4, 1998, the Company issued 1,000 shares of Series C Preferred Stock to Ronald A. and Karen A. Ballsin, JTWROS for a cash investment of $100,000.

    III. On March 4, 1998, the Company issued 1,000 shares of Series C Preferred Stock to Michael Associates for a cash investment of $100,000.

     JJJ. On March 4, 1998, the Company issued 250 shares of Series C Preferred Stock to Mark S. Richardson for a cash investment of $25,000.

    KKK. On March 4, 1998, the Company issued 150 shares of Series C Preferred Stock to Mark and Lori Cozins for a cash investment of $15,000.

     LLL. On March 4, 1998, the Company issued 250 shares of Series C Preferred Stock to Michael L. Salamone for a cash investment of $25,000.

     MMM. On March 4, 1998, the Company issued 350 shares of Series C Preferred Stock to Premier Alliance Group, Inc. for a cash investment of $35,000.

      NNN. On March 4, 1998, the Company issued 250 shares of Series C Preferred Stock to Gary Hammond for a cash investment of $25,000.

     OOO. On March 4, 1998, the Company issued 250 shares of Series C Preferred Stock to Jeffrey A. and Penny Strack for a cash investment of $25,000.

     PPP. On March 4, 1998, the Company issued 250 shares of Series C Preferred Stock to J. Michael Smith for a cash investment of $25,000.

     QQQ. On March 4, 1998, the Company issued 200 shares of Series C Preferred Stock to Irwin Messer and Alexandra S. Urdang for a cash investment of $20,000.

    RRR. On March 4, 1998, the Company issued 250 shares of Series C Preferred Stock to Sheila Sandman for a cash investment of $25,000.

    SSS. On March 4, 1998, the Company issued 500 shares of Series C Preferred Stock to Joseph Aufrino for a cash investment of $50,000.

    TTT. On March 4, 1998, the Company issued 500 shares of Series C Preferred Stock to Ted Levine for a cash investment of $50,000.

     UUU. On March 4, 1998, the Company issued 250 shares of Series C Preferred Stock to B. Michael Pisani for a cash investment of $25,000.

     VVV. On March 4, 1998, the Company issued 500 shares of Series C Preferred Stock to Alfred J. Ricciardi and Joseph Ricciardi for a cash investment of $50,000.

     WWW. On March 4, 1998, the Company issued 500 shares of Series C Preferred Stock to Rose W. Zee for a cash investment of $50,000.

    XXX. On March 4, 1998, the Company issued 250 shares of Series C Preferred Stock to Patrick and Linda Vetere, JTWROS, for a cash investment of $50,000.

 Item 27.  Exhibits

Exhibit
Number                          Document Description

     (a)  Exhibits

     The following Exhibits are filed herewith pursuant to Rule 601 of Regulation S-B or are incorporated by reference to previous filings.

Table No.           Document

 2.1      Amended   Agreement  and  Plan  of  Merger  between  Paradigm  Medical
          Industries, Inc., a California corporation and Paradigm Medical Industries, Inc., a Delaware corporation(1)
 3.1      Certificate of Incorporation(1)
 3.2      Bylaws(1)
 4.1      Warrant  Agency  Agreement  with  Continental  Stock  Transfer & Trust
          Company(3)
 4.2      Specimen Common Stock Certificate (2)
 4.3      Specimen Class A Warrant Certificate(2)
 4.4      Class A Warrant Agreement(2)
 4.5      Underwriter's Warrant with Kenneth Jerome & Co., Inc.(3)
 4.6      Warrant  to  Purchase   Common  Stock  with  Note  Holders  re  bridge
          financing(1)
 4.7      Warrant to Purchase Common Stock with Mackey Price & Williams(1)
 4.8      Warrant to Purchase Common Stock with Win Capital Corp.(6)
 4.9      Specimen Series C Convertible Preferred Stock Certificate(6)
 4.10 Certificate of the Designations, Powers, Preferences and Rights of the Series C Convertible Preferred Stock(6)
 5.       Opinion of Mackey Price & Williams(8)
10.1      Exclusive Patent License Agreement with Photomed(1)
10.2      Consulting Agreement with Dr. Daniel M. Eichenbaum(1)
10.3      Confidential Disclosure Agreement with Zevex, Inc.(1)
10.4      Indemnity Agreement with Zevex International, Inc.(1)
10.5      Manufacturing Agreement with Sunrise Technologies, Inc.(1)
10.6 Royalty Agreement dated January 30, 1992, with Dennis L. Oberkamp Design Services(1)
10.7 Indemnity Agreement dated January 30, 1992, with Dennis L. Oberkamp Design Services(1)
10.8 Royalty Agreement (for Ultrasonic Phaco Handpiece) with Dennis L. Oberkamp Design Services(1)
10.9      Lease Agreement with Eden Roc (6)
10.10     Settlement and Release Agreement with Douglas A. MacLeod(1)
10.11     Form of Indemnification Agreement(1)
10.12     1995 Stock Option Plan and forms of Stock Option Grant Agreements(1)
10.13     Promissory Note with Note Holders re bridge financing(1)
10.14     Employee's Lock-Up Agreement(1)
10.15     Registering Shareholders Lock-Up Agreement(3)
10.16     Employment Agreement with Thomas F. Motter(1)
10.17     Employment Agreement with Robert W. Millar(1)

10.18     Employment Agreement with Jack W. Hemmer(1)
10.19     Amendment  of  Settlement  and  Release   Agreement  with  Douglas  A.
          MacLeod(3)
10.20     Design, Engineering and Manufacturing Agreement with Zevex, Inc.(5)
10.21     License and Manufacturing Agreement with O.B.F. Labs, Ltd.(6)
10.22     Settlement Agreement with Estate of H.L. Federman(6)
10.23     Agreement with Win Capital Corp.(6)
10.24     12% Convertible, Redeemable Promissory Note(6)
10.25     Securities Exchange Agreement(6)
10.26     Stock  Exchange  for   Satisfaction   of  Debt  Agreement  with  Zevex
          International, Inc. (7)
10.27     Co-Distribution Agreement with Pharmacia & Upjohn Company and National
           Healthcare Manufacturing Corporation (7)
10.28 Agreement for Purchase and Sale of Assets with Humphrey Systems Division of Carl Zeiss, Inc. (7)
23.1      Consent  of  Medical  Laser   Insight(3)   23.2  Consent  of  Frost  &
          Sullivan(3)
23.3      Consent of Ophthalmologists Times(3)
23.4      Consent of Mackey Price & Williams(8)
23.5      Consent of Tanner & Co.

---------------

(1) Incorporated by reference from Registration Statement on Form SB-2, as filed on March 19, 1996.
(2) Incorporated by reference from Amendment No. 1 to Registration Statement on Form SB-2, as filed on May 14, 1996.
(3) Incorporated by reference from Amendment No. 2 to Registration Statement on Form SB-2, as filed on June 13, 1996.
(4) Incorporated by reference from Amendment No. 3 to Registration Statement on Form SB-2, as filed on June 28, 1996.
(5) Incorporated by reference from Annual Report on Form 10-KSB, as filed on December 30, 1996
(6) Incorporated by reference from Annual Report on Form 10-KSB, as filed on April 16, 1998
(7) Incorporated by reference from report on Form 10-QSB, as filed on August 19, 1998.
(8) Incorporated by reference from Registration Statement on Form SB-2, as filed on June 15, 1998.

     (b)  Reports on Form 8-K

     On January 7, 1998, the Company filed a report on Form 8-K regarding pro forma financial statements as of November 30, 1997.

     On February 18, 1998, the Company filed a report on Form 8-K regarding pro forma financial statements as of December 31, 1997.

     On February 27, 1998, the Company filed a report on Form 8-K regarding pro forma financial statements as of January 31, 1998.

     On May 29, 1998, the Company filed a report on Form 8-K regarding a change in the Company's independent accountants.

     On June 9, 1998, the Company filed an amended report on Form 8-K regarding a change in the Company's independent accountants.


Item 28.  Undertakings

     The undersigned Registrant hereby undertakes (a) subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, to file with the Securities and Exchange Commission such supplementary and periodic information, documents and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred in that section; (b) to provide the Underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in the names as required by the Underwriters to permit prompt delivery to each purchaser; (c) if any public offering by the Underwriters is to be made on terms differing from those set forth on the cover page of the Prospectus, to file a post-effective amendment setting forth the terms of such offering; and (d) to deregister, by means of a post-effective amendment, any securities covered by this Registration Statement that remain unsold at the termination of this offering.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or preceding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant also undertakes that:

     (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or Rule 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (2) For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering of those securities.

     The undersigned Registrant further undertakes that it will file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to (i) include any prospectus required by Section 10(a)(3) of the Securities Act, (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement, and (iii) include any additional or changed material information on the plan of distribution.

                                   SIGNATURES

      Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                               PARADIGM MEDICAL INDUSTRIES, INC.



Dated:  September 14, 1998              By:   /s/Thomas F. Motter
                                              ---------------------
                                        Thomas F. Motter, Chairman of the Board,
                                        President and Chief Executive Officer

      Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

          Signature                                  Title                      Date


/s/Thomas F. Motter                         Chairman of the Board,              September 14, 1998
----------------------------------
Thomas F. Motter                            President and Chief Executive
                                            Officer (Principal Executive
                                            Officer)


/s/Michael W. Stelzer                       Vice President of Operations, Chief September 14, 1998
----------------------------------
Michael W. Stelzer                          Operating Officer, Secretary and
                                            Director




/s/Robert W. Millar                         Vice President of Engineering and   September 14, 1998
----------------------------------
Robert W. Millar                            Manufacturing and Director



/s/John W. Hemmer                           Treasurer, Chief Financial Officer  September 14, 1998
----------------------------------
John W. Hemmer                              and Director (Principal Financial
                                            and Accounting Officer)


                                            Director                            September __, 1998
----------------------------------
Patrick M. Kolenik



                                            Director                            September __, 1998
----------------------------------
Robert L. Frome

SB2-825M.PMI

As filed with the Securities and Exchange Commission on September 14, 1998 Commission File No. 333-57711

--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                              --------------------


                                    EXHIBITS

                                       TO

                                AMENDMENT NO. 3

                                  TO FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                        PARADIGM MEDICAL INDUSTRIES, INC.
                 (Name of small business issuer in its charter)

          Delaware                          3841                    87-0459536
   (State of jurisdiction of      (Primary Standard Industrial  (I.R.S. Employer
 incorporation or organization     Classification Code Number)    Identification
                                                                      Number)

                          1127 West 2320 South, Suite A
                           Salt Lake City, Utah 84119
                                 (801) 977-8970
  (Address and telephone number of registrant's principal executive offices and principal place of business)


                           Thomas F. Motter, President
                          1127 West 2320 South, Suite A
                           Salt Lake City, Utah 84119
                                 (801) 977-8970
            (Name, address and telephone number of agent for service)

                             ----------------------


                                   Copies to:


                             Randall A. Mackey, Esq.
                             Mackey Price & Williams
                        170 South Main Street, Suite 900
                         Salt Lake City, Utah 84101-1655
                            Telephone: (801) 575-5000

                                 EXHIBIT INDEX

Exhibit
Number                          Document Description


 2.1      Amended   Agreement  and  Plan  of  Merger  between  Paradigm  Medical
          Industries, Inc., a California corporation and Paradigm Medical Industries, Inc., a Delaware corporation(1)
 3.1      Certificate of Incorporation(1)
 3.2      Bylaws(1)
 4.1      Warrant  Agency  Agreement  with  Continental  Stock  Transfer & Trust
          Company(3)
 4.2      Specimen Common Stock Certificate (2)
 4.3      Specimen Class A Warrant Certificate(2)
 4.4      Class A Warrant Agreement(2)
 4.5      Underwriter's Warrant with Kenneth Jerome & Co., Inc.(3)
 4.6      Warrant  to  Purchase   Common  Stock  with  Note  Holders  re  bridge
          financing(1)
 4.7      Warrant to Purchase Common Stock with Mackey Price & Williams(1)
 4.8      Warrant to Purchase Common Stock with Win Capital Corp.(6)
 4.9      Specimen Series C Convertible Preferred Stock Certificate(6)
 4.10 Certificate of the Designations, Powers, Preferences and Rights of the Series C Convertible Preferred Stock(6)
 5.       Opinion of Mackey Price & Williams(8)
10.1      Exclusive Patent License Agreement with Photomed(1)
10.2      Consulting Agreement with Dr. Daniel M. Eichenbaum(1)
10.3      Confidential Disclosure Agreement with Zevex, Inc.(1)
10.4      Indemnity Agreement with Zevex International, Inc.(1)
10.5      Manufacturing Agreement with Sunrise Technologies, Inc.(1)
10.6 Royalty Agreement dated January 30, 1992, with Dennis L. Oberkamp Design Services(1)
10.7 Indemnity Agreement dated January 30, 1992, with Dennis L. Oberkamp Design Services(1)
10.8 Royalty Agreement (for Ultrasonic Phaco Handpiece) with Dennis L. Oberkamp Design Services(1)
10.9      Lease Agreement with Eden Roc (6)
10.10     Settlement and Release Agreement with Douglas A. MacLeod(1)
10.11     Form of Indemnification Agreement(1)
10.12     1995 Stock Option Plan and forms of Stock Option Grant Agreements(1)
10.13     Promissory Note with Note Holders re bridge financing(1)
10.14     Employee's Lock-Up Agreement(1)
10.15     Registering Shareholders Lock-Up Agreement(3)
10.16     Employment Agreement with Thomas F. Motter(1)
10.17     Employment Agreement with Robert W. Millar(1)
10.18     Employment Agreement with Jack W. Hemmer(1)
10.19     Amendment  of  Settlement  and  Release   Agreement  with  Douglas  A.
          MacLeod(3)
10.20     Design, Engineering and Manufacturing Agreement with Zevex, Inc.(5)
10.21     License and Manufacturing Agreement with O.B.F. Labs, Ltd.(6)
10.22     Settlement Agreement with Estate of H.L. Federman(6)
10.23     Agreement with Win Capital Corp.(6)
10.24     12% Convertible, Redeemable Promissory Note(6)
10.25     Securities Exchange Agreement(6)
10.26     Stock  Exchange  for   Satisfaction   of  Debt  Agreement  with  Zevex
          International, Inc. (7)
10.27     Co-Distribution Agreement with Pharmacia & Upjohn Company and National
           Healthcare Manufacturing Corporation (7)
10.28 Agreement for Purchase and Sale of Assets with Humphrey Systems Division of Carl Zeiss, Inc. (7)
23.1      Consent  of  Medical  Laser   Insight(3)   23.2  Consent  of  Frost  &
          Sullivan(3)
23.3      Consent of Ophthalmologists Times(3)
23.4      Consent of Mackey Price & Williams(8)
23.5      Consent of Tanner & Co.

---------------

(1) Incorporated by reference from Registration Statement on Form SB-2, as filed on March 19, 1996.
(2) Incorporated by reference from Amendment No. 1 to Registration Statement on Form SB-2, as filed on May 14, 1996.
(3) Incorporated by reference from Amendment No. 2 to Registration Statement on Form SB-2, as filed on June 13, 1996.
(4) Incorporated by reference from Amendment No. 3 to Registration Statement on Form SB-2, as filed on June 28, 1996.
(5) Incorporated by reference from Annual Report on Form 10-KSB, as filed on December 30, 1996
(6) Incorporated by reference from Annual Report on Form 10-KSB, as filed on April 16, 1998
(7) Incorporated by reference from report on Form 10-QSB, as filed on August 19, 1998.
(8) Incorporated by reference from Registration Statement on Form SB-2, as filed on June 15, 1998.